Exhibit 99.1

GCA ANNOUNCES THE SETTLEMENT OF THE
SECURITIES CLASS ACTION LAWSUIT

LAS VEGAS – March 16, 2010 — Global Cash Access Holdings, Inc. (the “Company”) (NYSE:GCA), the gaming industry’s payments leader, today announced that it has reached a settlement with the plaintiffs of all issues raised in the federal securities class action lawsuit originally filed on April 11, 2008. The securities class action was commenced by a stockholder against certain of the Company’s current and former directors, the Company’s former chief executive officer, former chief financial officer and certain other defendants.

The parties have executed a Stipulation of Settlement that provides for the establishment of a $5.85 million settlement fund in exchange for the dismissal with prejudice of all claims against all defendants in the litigation. The Company does not expect the consummation of this settlement to have a material adverse impact on the Company’s operating results in 2010.

Scott Betts, the Company’s President and Chief Executive Officer said “We are very pleased to have this matter fully resolved. This was the last of several legacy issues that we have had to deal with over the past few years. The Company has now reached a successful resolution of all of such pending issues and we can now fully focus on our business of providing leading cash access services without the further expenditure of any significant resources or funds in connection with defending this action.”

The settlement is subject to preliminary approval, final documentation and final approval by the U.S. District Court, District of Nevada.

About Global Cash Access Holdings, Inc.

Las Vegas-based Global Cash Access, Inc. (“GCA”), a wholly owned subsidiary of the Company, is a leading provider of cash access products and related services to over 1,100 casinos and other gaming properties in the United States, Europe, Canada, the Caribbean, Central America and Asia. GCA’s products and services provide gaming patrons access to cash through a variety of methods, including ATM cash withdrawals, point-of-sale debit card transactions, credit card cash advances, check verification and warranty services, and Western Union money transfers. GCA provides products and services that improve credit decision-making, automate cashier operations and enhance patron marketing activities for gaming establishments. With its proprietary database of gaming patron credit history and transaction data on millions of gaming patrons worldwide, GCA is recognized for successfully developing and deploying technological innovations that increase client profitability, operational efficiency and customer loyalty. More information is available at GCA’s Web site at www.gcainc.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements included in this press release, other than statements that are purely historical, are forward-looking statements. Forward-looking statements in this press release include, without limitation, approval by the parties of the final settlement documentation and the final approval of the settlement by the United States District Court. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties that could cause actual results to differ materially from the results implied or contemplated by the forward-looking statements, including but not limited to the failure to obtain required agreement on the settlement or approval. The forward-looking statements in this press release are subject to additional risks and uncertainties set forth under the heading “Risk Factors” in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K filed on March 16, 2010, and are based on information available to us on the date hereof. We do not intend, and assume no obligation, to update any forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release.

CONTACT:

Global Cash Access, Inc.
George Gresham, CFO
702-855-3005
IR@gcamail.com